EXHIBIT 10.2

KEYCORP DIRECTORS’ DEFERRED SHARE SUB-PLAN

(May 16 2013)

ARTICLE I

PURPOSE

This KeyCorp Directors’ Deferred Share Sub-Plan (“Sub-Plan”) is hereby established as a sub-plan under the KeyCorp 2013 Equity Compensation Plan (“Equity Compensation Plan”). The Sub-Plan is a successor to the KeyCorp Directors’ Deferred Share Plan, adopted as of December 31, 2008 (the “Prior Plan”), which will terminate in its entirety effective on the date that the Corporation’s shareholders approve the Equity Compensation Plan (provided that all outstanding awards under the Prior Plan as of the date of such shareholder approval shall remain outstanding and shall be administered and settled in accordance with the terms of the Prior Plan). The purpose of this Sub-Plan is to attract, retain and compensate highly qualified individuals to serve as Directors and to align the interests of Directors with the shareholders of the Corporation further and thereby promote the long-term success and growth of the Corporation.

ARTICLE II

DEFINITIONS

Capitalized terms used in the Sub-Plan but not defined herein shall have the same meanings as defined in the Equity Compensation Plan. In addition to those terms and the terms defined in Article 1 hereof, the following terms shall have the meanings hereinafter set forth, unless a different meaning is clearly required by the context:

(a)	“Account”: A bookkeeping account in which Deferred Shares shall be recorded and to which dividends may be credited in accordance with the Sub-Plan.

(b)	“Beneficiary” or “Beneficiaries”: The person or persons designated by a Director in accordance with the Sub-Plan to receive payment of the Director’s Account in the event of the death of the Director.

(c)	“Beneficiary Designation”: An agreement in substantially the form adopted and modified from time to time by the Corporation pursuant to which a Director may designate a Beneficiary or Beneficiaries.

(d)	“Change of Control”: Notwithstanding any provision of the Equity Compensation Plan, a Change of Control shall be deemed to have occurred if and only if, under any rabbi trust arrangement maintained by the Corporation (the “Trust”), as such Trust may from time to time be amended or substituted, the Corporation is required to fund the Trust to secure the payment of any Deferred Shares because a “Change of Control,” as defined in the Trust, has occurred on or after the effective date of the Sub-Plan; provided that the Change of Control transaction also constitutes the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A of the Code.

(e)	“Change of Control Election”: The meaning set forth in Section 4.5(a).

(f)	“Common Shares Account”: The meaning of such term as set forth in the Corporation’s Director Deferred Compensation Plan.

(g)	“Deferral Period”: The meaning set forth in Section 4.2.

(h)	“Deferred Shares”: A right to receive Common Shares or the equivalent cash value thereof granted pursuant to Section 11 of the Equity Compensation Plan.

(i)	“Director Deferred Compensation Plan” shall mean the KeyCorp Second Director Deferred Compensation Plan, as the same may be amended or substituted from time to time.

(j)	“Nominating and Corporate Governance Committee”: The Nominating and Corporate Governance Committee of the Board or any successor committee designated by the Board.

(k)	“Retainer”: The portion of a Director’s annual cash compensation that is payable on a current basis without regard to the number of Board or committee meetings attended or committee positions.

(l)	“Settlement Date”: The date on which the three-year Deferral Period ends, provided that the Director has not elected to transfer his or her Deferred Shares to his or her Common Shares Account under the Director Deferred Compensation Plan, as provided in Section 4.2(b).

(m)	“Year”: The fiscal year of the Corporation.

ARTICLE III

ANNUAL DEFERRED SHARE AWARDS

Each Director shall receive, after the date of approval of the Equity Compensation Plan by the Corporation’s shareholders in 2013, and each Year thereafter, an annual award of Deferred Shares. The number of Deferred Shares to be awarded shall be equal to a number of Common Shares having an aggregate Fair Market Value of the date of the award equal to 200% of the Director’s Retainer, unless a lesser number of Deferred Shares is determined by the Nominating and Corporate Governance Committee. To the extent that the application of any formula in computing the number of Deferred Shares to be granted would result in fractional shares of stock, the number of shares shall be rounded down to the nearest whole share. Unless the Nominating and Corporate Governance Committee from time to time determines another date for the annual award due to unusual circumstances or otherwise, such annual award shall be made the later of the July Nominating and Corporate Governance Committee meeting or the third business day following the second quarter earnings release. At the time of making the annual award, the Nominating and Corporate Governance Committee shall determine, in its sole discretion, whether the Director’s Account shall be distributed pursuant to Section 5.3 in the form of Common Shares (with fractional shares being rounded down to the nearest whole share), cash, or a combination of Common Shares and cash.

ARTICLE IV

DIRECTORS’ ACCOUNTS

4.1          Grant of Deferred Shares.  All of a Director’s Deferred Shares granted pursuant to Article III above shall be credited on a bookkeeping basis to the Director’s Account. The number of Deferred Shares, which shall be credited to a Director’s Account effective as of the day such Deferred Shares were awarded, shall be equal to the number of Deferred Shares granted pursuant to such award. Separate sub-accounts may be established to reflect on a bookkeeping basis all earnings, gains, or losses attributable to the Deferred Shares.

4.2          Deferral Period.

(a)	Minimum Three-Year Deferral Period. Each grant of Deferred Shares shall be subject to a required deferral period (a “Deferral Period”) beginning on the Deferred Shares’ grant date and ending on the third anniversary of such grant date; provided, however, that the Deferral Period will end (and the Deferred Shares will become fully vested) if prior to the third anniversary of the grant date (i) in the event of a Change of Control pursuant to a Director’s Change of Control Election as provided in Section 4.5(a)(i); (ii) if the Director dies or (iii) the Director’s service as a Director is terminated (unless the termination follows a Change of Control and the Director has elected in a Change of Control Election to receive his or her Account pursuant to Section 4.5(a)(iii)).

(b)	Directors’ Option to Transfer the Deferred Shares. Notwithstanding Section 4.2(a), a Director may elect at any time, provided that his or her election is no later than twelve full calendar months prior to the close of the applicable Deferral Period, to transfer his or her Deferred Shares into the Common Shares Account maintained under the Director Deferred Compensation Plan. Such transfer will become effective at the conclusion of the applicable three-year Deferral Period.

(c)	Evergreen Deferral Election. Once a Director elects to transfer Deferred Shares into his or her Common Shares Account maintained under the Director’s Deferred Compensation Plan, his or her transfer election will continue to be effective from Year to Year and the Deferred Shares for which the applicable three-year Deferral Period lapses following such election will also be transferred to his or her Director’s Deferred Compensation Plan’s Common Shares Account. To modify this evergreen deferral election with respect to Deferred Shares otherwise granted in a particular Year, the Director’s revocation or modification of his or her evergreen election shall be delivered to the Corporation no later than twelve full calendar months prior to the date on which the applicable Deferral Period ends.

(d)	No Rights During Deferral Period. During the Deferral Period, the Director shall have no right to transfer any rights under his or her Deferred Shares and shall have no other rights of ownership therein.

4.3          Dividend Equivalents.  A Director’s Account will be credited, on the date of the Corporation’s dividend payment, with that number of additional Deferred Shares (including fractional shares) equal to the amount of cash dividends paid by the Corporation on the number of Deferred Shares in the Director’s Account divided by the Fair Market Value of one Common Share on that date. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the Deferral Period for the Deferred Shares with respect to which the dividend equivalents were credited and, if the Director has so elected, such dividend equivalents shall be transferred, along with the Deferred Shares, into the Director’s Common Shares Account under the Director Deferred Compensation Plan.

4.4          Death of a Director.  Notwithstanding anything to the contrary contained in this Sub-Plan, in the event of the death of a Director, the three-year Deferral Period will be deemed to have ended, and the Settlement Date will be deemed to have occurred, on the date of the Director’s death. The Director’s Account shall be paid, as soon as practicable following the Settlement Date, but in no event later than 90 days following the Settlement Date, to the Beneficiary or Beneficiaries designated on the Director’s Beneficiary Designation or, if no such designation is in effect or no Beneficiary is then living, then to the Director’s estate.

4.5        Acceleration.

(a)	Change of Control. Notwithstanding anything to the contrary contained in this Sub-Plan, upon the occurrence of a Change of Control, a Director shall be entitled to receive from the Corporation the payment of his or her Account in the manner selected as follows: Not later than 30 calendar days after the date a person first becomes a Director, a Director shall be entitled to make an election which will be applicable in the event of a Change of Control (the “Change of Control Election”). The Change of Control Election will provide the following payment alternatives to a Director in the event of a Change of Control:

(i)	upon the occurrence of a Change of Control, the entire amount of the Director’s Account will be immediately paid in full, regardless of whether the Director continues as a Director after the Change of Control;

(ii)	upon and after the occurrence of a Change of Control and in accordance with Section 4.2(a), the entire amount of the Director’s Account will be immediately paid in full if and when the Director’s service as a Director is terminated; or

(iii)	upon the occurrence of a Change of Control, the payment elections specified by the Director prior to the Change of Control shall govern irrespective of the Change of Control.

(b)	Hardship. In the event of an unforeseeable emergency, the Corporation may accelerate the payment of all or any portion of the Director’s Account to the Director but only up to the amount necessary to meet the emergency. For purposes of this Section 4.5(b), the term “unforeseeable emergency” shall mean a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director, the Director’s spouse, or the Director’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), the loss of the Director’s property due to casualty, or such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The determination of an unforeseeable emergency and the ability of the Corporation to accelerate the Director’s Account distribution shall be determined in accordance with the requirements of Section 409A of the Code and the applicable regulations issued thereunder. Payment of the Director’s Account shall be limited only to such amount as is necessary to satisfy the emergency, which shall include all applicable taxes owed or to be owed by the Director as a result of the distribution.

ARTICLE V

DISTRIBUTION OF ACCOUNTS

5.1          Settlement Date.  A Director, or in the event of such Director’s death, his or her Beneficiary, shall be entitled to a distribution of such Director’s Account, as provided in this Article V, following such Director’s Settlement Date.

5.2          Amount to be Distributed.  The amount to which a Director, or in the event of such Director’s death, his or her Beneficiary, is entitled in accordance with the following provisions of this Article V, shall be based on the Director’s balance in his or her Account determined as of the Settlement Date.

5.3          Form of Distribution.  As soon as practicable following the Settlement Date, but in no event later than 90 days following the Director’s Settlement Date, the Corporation shall distribute or cause to be distributed, to the Director or, in the case of the death of the Director, his or her Beneficiary, the balance of the Director’s Account. Distribution of a Director’s Account shall be made in a lump sum in the form determined pursuant to Article III. If distribution of an Account is made in the form of Common Shares, the Corporation will provide procedures to facilitate the sale of such Common Shares following distribution upon the request of the Director. If distribution of an Account is made in cash, the amount distributed shall be equal to the Fair Market Value on the Settlement Date.

5.4          Fractional Shares.  The Corporation will not be required to issue any fractional Common Shares pursuant to this Sub-Plan.

5.5          Transfer of Deferred Shares.  In accordance with the provisions of Section 4.2(b) and 4.2(c) hereof, if a Director elects to transfer his or her Deferred Shares to the Director Deferred Compensation Plan, such Deferred Shares when transferred shall be subject to the terms and conditions of the Director Deferred Compensation Plan, provided, however, that in no event shall such Deferred Shares be transferred unless the Director’s transfer election has been made a minimum of twelve months prior to the close of the applicable Deferral Period for such Shares, and provided further, that the transferred Deferred Shares are deferred under the Director Deferred Compensation Plan for a minimum of five (5) years from the date of the Deferred Shares transfer, regardless of the Director’s termination or retirement, and regardless of the distribution instructions contained in the Director’s transfer election form (as required under the subsequent deferral requirements of Section 409A of the Code).

ARTICLE VI

BENEFICIARY DESIGNATION

6.1          Beneficiary Designation.  Each Director shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Sub-Plan shall be paid in the event of the Director’s death prior to distribution of the Director’s Account. Each Beneficiary Designation shall be in a written form prescribed by the Corporation and shall be effective only when filed with the Corporation during the Director’s lifetime.

6.2          Changing Beneficiary.  Any Beneficiary Designation may be changed by the Director without the consent of the previously named Beneficiary by the Director’s filing of a new Beneficiary Designation with the Corporation. The filing of a new Beneficiary Designation shall cancel all Beneficiary Designations previously filed by the Director.

ARTICLE VII

SHARES SUBJECT TO PLAN; ADJUSTMENTS

7.1          Shares Subject to Sub-Plan.  The Common Shares which may be delivered to Directors upon distribution of their Accounts shall be issued or delivered under the Equity Compensation Plan, or any successor equity compensation plan maintained by the Corporation and approved by its shareholders. Any Common Shares delivered to Directors by a trust that is treated as a “grantor trust” within the meaning of Sections 671-679 of the Code shall be treated as delivered by the Corporation pursuant to this Sub-Plan.

7.2          Adjustments.

(a)	Adjustments. The number of Deferred Shares granted or credited to Accounts hereunder, and kind of shares covered thereby, are subject to adjustment as provided in Section 15 of the Equity Compensation Plan (or the corresponding provision of any successor equity compensation plan maintained by the Corporation and approved by its shareholders under which Common Shares may be delivered pursuant to this Sub-Plan).

(b)	Change of Control. Notwithstanding Section 8.2 hereof, in the event of a Change of Control, no amendment or modification of the Sub-Plan may be made at any time on or after such Change of Control (i) to reduce or modify a Director’s Pre-Change of Control Account balance, or (ii) to reduce or modify the Accounts’ method of calculating earnings, gains, and/or losses on the Director’s Pre-Change of Control Account balance. For purposes of this Section 7.2(b), the term “Pre-Change of Control Account Balance” shall mean, with regard to any Director, the aggregate amount of the Director’s Deferred Shares with all earnings, gains, and losses thereon which are credited to the Director’s Account through the close of the calendar year in which such Change of Control occurs.

ARTICLE VIII

ADMINISTRATION, AMENDMENT AND TERMINATION

8.1          Administration.  Notwithstanding any provision of the Equity Compensation Plan, the Sub-Plan shall be administered by the Corporation. The Corporation shall have such powers as may be necessary to discharge its duties hereunder. The Corporation may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Corporation) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. No agent appointed by the Corporation to perform administrative duties hereunder shall be liable for any action taken or determination made in good faith. All elections, notices and directions under the Sub-Plan by a Director shall be made on such forms as the Corporation shall prescribe.

8.2          Amendment and Termination.  Notwithstanding any provision of the Equity Compensation Plan, the Nominating and Corporate Governance Committee may alter or amend this Sub-Plan from time to time or may terminate it in its entirety; provided, however, that no such action, except for an acceleration of benefits, shall, without the consent of a Director, impair the rights in any Deferred Shares issued or to be issued to such Director under the Sub-Plan; and further provided, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the principal exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits through plans or other arrangements that are not subject to shareholder approval unless otherwise limited by applicable law or stock exchange rules.

ARTICLE IX

FINANCING OF BENEFITS

9.1          Financing of Benefits.  The Deferred Shares payable under the Sub-Plan to a Director or, in the event of his or her death, to his or her Beneficiary, shall be paid by the Corporation from its general assets, including treasury shares. The right to receive payment of the Deferred Shares represents an unfunded, unsecured obligation of the Corporation.

9.2          Security for Benefits.  Notwithstanding the provisions of Section 9.1, nothing in this Sub-Plan shall preclude the Corporation from setting aside Common Shares or funds in a so-called “grantor trust” pursuant to one or more trust agreements between a trustee and the Corporation. However, no Director or Beneficiary shall have any secured interest or claim in any assets or property of the Corporation or any such trust and all Common Shares or funds contained in such trust shall remain subject to the claims of the Corporation’s general creditors.

ARTICLE X

GENERAL PROVISIONS

10.1        Governing Law.  The provisions of this Sub-Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

10.2        Shareholder Approval.  Notwithstanding the foregoing provisions of the Sub-Plan, no Common Shares shall be issued or transferred pursuant to the Sub-Plan before the date of the approval of the Equity Compensation Plan by the Corporation’s shareholders.

10.3        Miscellaneous.  Headings are given to the sections of this Sub-Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Sub-Plan or any provisions thereof.

10.4        No Right to Continue as Director.  Neither the Sub-Plan, nor the granting of Deferred Shares nor any other action taken pursuant to the Sub-Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

10.5        Compliance with Section 409A Requirements.  The Sub-Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and regulations and published guidance issued pursuant thereto. Accordingly, the Sub-Plan shall be administered in a manner consistent with those provisions. Notwithstanding any provision of the Sub-Plan to the contrary, no otherwise permissible election, deferral, accrual, transfer or distribution shall be made or given effect under the Sub-Plan that would result in a violation of Section 409A of the Code.

10.6        Elections Under Prior Plan.  The Accounts hereunder shall remain subject to the same elections (including elections to transfer the Deferred Shares to the Director Deferred Compensation Plan under Section 4.2(b) and Change of Control Elections) and Beneficiary Designations that were controlling under the Prior Plan immediately prior to the approval of the Equity Compensation Plan by the Corporation’s shareholders for the remainder of the period or periods for which such elections or designations are by their original terms applicable or, in the case of elections under Section 4.2(b) of the Prior Plan, until revoked or modified in accordance with this Sub-Plan.